Exhibit 10.3

DSP GROUP, INC.

1993 DIRECTOR STOCK OPTION PLAN

(Amended and Restated July 19, 1999)

(Amended and Restated July 18, 2001)

(Amended and Restated April 4, 2002)

(Amended and Restated November 25, 2002)

(Amended and Restated January 22, 2003)

(Amended and Restated March 12, 2003)

(Amended and Restated May 5, 2004)

1. Purposes of the Plan. The purposes of this Director Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “nonstatutory stock options.”

2. Definitions. As used herein, the following definitions shall apply:

a. “Board” shall mean the Board of Directors of the Company.

b. “Code” shall mean the Internal Revenue Code of 1986, as amended.

c. “Common Stock” shall mean the Common Stock of the Company.

d. “Company” shall mean DSP Group, Inc., a Delaware corporation.

e. “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

f. “Director” shall mean a member of the Board or the board of directors of ParthusCeva, Inc.

g. “Effective Date” shall have the meaning as set forth in Section 6 below.

h. “Employee” shall mean any person, including officers and Directors, employed by the Company, ParthusCeva, Inc. or any Parent or Subsidiary of either company. The payment of a Director’s fee by the Company, ParthusCeva, Inc. or any Parent or Subsidiary of either company shall not be sufficient in and of itself to constitute “employment” by the Company.

i. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

j. “First Option” shall have the meaning as set forth in Section 4.b.ii. below.

k. “Option” shall mean a stock option granted pursuant to the Plan.

l. “Optioned Stock” shall mean the Common Stock subject to an Option.

m. “Optionee” shall mean an Outside Director who receives an Option.

n. “Outside Director” shall mean a Director who is not an Employee.

o. “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

p. “Plan” shall mean this 1993 Director Stock Option Plan.

q. “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

r. “Spin-off Transaction” means a distribution by the Company to its stockholders of all or any portion of the securities of any Subsidiary of the Company.

s. “Subsequent Option” shall have the meaning as set forth in Section 4.b.iii. below.

t. “Subsidiary” shall mean a “Subsidiary Corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

u. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 126-2 promulgated under the Exchange Act.

v. “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

w. “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

x. “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, as of June 1, 2003 the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,130,875 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

Initially, 175,000 Shares were reserved for issuance under the Plan. In June 1999, the Plan was amended and restated to increase the number of Shares reserved for issuance under the Plan by 100,000 shares for a total reserve of 275,000 Shares. In March 2000, the Company effected a two-for-one split of the Company’s common stock thereby increasing the number of Shares reserved for issuance under the Plan to 550,000 Shares. In June 2002, the Plan was amended and restated to increase the number of Shares reserved for issuance under the Plan by 200,000 Shares for a total reserve of 750,000 Shares. As a result of the Company’s distribution of all (or substantially all) of the shares of capital stock of Ceva, Inc. in November 2002, the number of shares reserved for issuance under the Plan was adjusted so that 890,875 Shares are available for issuance under the Plan. In January 2003, the Plan was again amended and restated to increase the number of Shares reserved for issuance under the Plan by 240,000 Shares for a total reserve of 1,130,875 Shares.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4. Administration of and Grants of Options under the Plan.

a. Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

b. Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

i) No person shall have any discretion to select which Outside Directors of the Company shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors of the Company.

ii) Each person who is an Outside Director of the Company on the Effective Date of this Plan shall be automatically granted an Option to purchase 30,000 Shares (the “First Option”) on the Effective Date of this Plan, as determined in accordance with Section 6 hereof. Each Outside Director who becomes a member of the Board after the Effective Date but prior to January 21, 2003 shall be automatically granted an Option to purchase 30,000 Shares (also a “First Option”) on the date on which such person first becomes an Outside Director of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Each Outside Director who becomes a member of the Board after January 21, 2003 shall be automatically granted an Option to purchase 60,000 Shares (also a “First Option”) on the date on which such person first becomes an Outside Director of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. Each Outside Director who becomes a member of the Board after May 5, 2004 shall be shall be automatically granted an Option to purchase 30,000 Shares (also a “First Option”) on the date on which such person first becomes an Outside Director of the Company, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

iii) From January 1, 1997 through December 31, 2003, each Outside Director of the Company shall be automatically granted (i) an Option to purchase 10,000 Shares (a “Subsequent Option”), on January 1 of each year, if on such date, he or she shall have served on the Board for at least six (6) months and (ii) an Option to purchase 10,000 Shares (a “Committee Option”), on January 1 of each year, for each committee of the Board on which he or she shall have served as the chairperson for at least six (6) months on such date. From January 1, 2004 to December 31, 2004, each Outside Director of the Company shall be automatically granted (i) an Option to purchase 20,000 Shares (also a “Subsequent Option”), on January 1 of each year, if on such date, he or she shall have served on the Board for at least six (6) months and (ii) an Option to purchase 20,000 Shares (also a “Committee Option”), on January 1 of each year, for each committee of the Board on which he or she shall have served as the chairperson for at least six (6) months on such date. Beginning on January 1, 2005, each Outside Director of the Company shall be automatically granted (i) an Option to purchase 15,000 Shares (also a “Subsequent Option”), on January 1 of each year, if on such date, he or she shall have served on the Board for at least six (6) months and (ii) an Option to purchase 15,000 Shares (also a “Committee Option”), on January 1 of each year, for each committee of the Board on which he or she shall have served as the chairperson for at least six (6) months on such date.

iv) Notwithstanding the provisions of subsections ii) and iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options, plus the number of shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of grants to be made on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

v) Notwithstanding the provisions of subsections ii) and iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall have their exercisability conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

vi) The terms of any Option granted hereunder shall be as follows:

a) The Option shall be exercisable only while the Outside Director remains a Director of the Company or ParthusCeva, Inc., except as set forth in Section 9 hereof.

b) The exercise price per Share shall be 100% of the fair market value (as defined in Section 8.b. hereunder) per Share on the date of grant of the Option.

c) The Option shall vest and become exercisable as to one-third of the Shares subject to the Option on the first anniversary of the date of grant of the Option, and shall vest and become exercisable as to one-third of the Shares subject to the Option at the end of each twelve-month period thereafter, subject to the provisions set forth in Section 9, below.

d) The Board may accelerate the unvested portion of any Option granted under the Plan held by any Director whose Continuous Status as Director terminates for any reason prior to the Option being fully exercisable.

c. Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8.b. of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8.a. of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

d. Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. Eligibility. Options may be granted only to Outside Directors of the Company. All Options shall be automatically granted in accordance with the terms set forth in Section 4.b. hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon an Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan; Effective Date. The Plan shall become effective on the date on which the Company’s registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission (the “Effective Date”). It shall continue in effect for a term of twenty (20) years, unless sooner terminated under Section 13 of the Plan, subject to the limitations set forth in this Plan.

7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

8. Exercise Price and Consideration.

a. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

b. Fair Market Value. The fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) System) or, in the event that the Common Stock is traded on the NASDAQ

National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal; provided, however, that if such market or exchange is closed on the date of the grant of the Option then the fair market value per Share shall be based on the most recent date on which such trading occurred immediately prior to the date of the grant of the Option; provided, further, that for purposes of First Options granted on the Effective Date, the fair market value per share shall be the initial public offering price as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

c. Form of Consideration. The consideration to be paid for the Share to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice, together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the funds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9. Exercise of Option.

a. Procedure for Exercise: Rights as a Stockholder. An Option granted hereunder shall be exercisable at such times as are set forth in Section 4.b. hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

An option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8.c. of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b. Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination Option’s expiration date. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. The Board may extend the exercise period of an Option held by a Director whose term is expiring to any date prior to the Option’s expiration date. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

c. Disability of Optionee. Notwithstanding the provisions of Section 9.b. above, in the event a Director is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. The Board may extend the exercise period of an Option held by a Director whose Continuous Status as Director terminates as a result of his or her total and permanent disability. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

d. Death of Optionee. In the event of the death of an Optionee:

i) during the term of the Option who is, at the time of his or her death, a Director and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months after the date of death. The Board may extend the exercise period of an Option held by a Director whose Continuous Status as Director terminates as a result of his or her death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

ii) within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. The Board may extend the exercise period of an Option held by a Director who dies within three (3) months after the termination of Continuous Status as a Director. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted under this Section.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

a. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for an increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of Shares subject to an Option. Notwithstanding any terms of the Plan to the contrary, in the event of a Spin-off Transaction, the Board may in its discretion and without stockholder approval make such adjustments and take such other action as it deems appropriate with respect to outstanding Options under the Plan, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding Options or the substitution, exchange or grant of Options to purchase securities of the Subsidiary; provided that the Board shall not be obligated to make any such adjustments or take any such action hereunder.

b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

c. Merger or Asset Sale. In the event of a Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate unless assumed by the successor company or its Parent. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Options. Each such Option shall remain exercisable until the expiration or sooner termination of the applicable Option term.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4.b. hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

a. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. In addition, the approval of the stockholders is required for any Plan amendment which would permit decreasing the exercise price of any Option outstanding under the Plan, subject to Section 11(a). Further, the approval of the Company’s stockholders is required for any Plan amendment which would change any of the provisions of this Section 13(a). For purposes of this Section, approval of the stockholders means, except as provided by Applicable Law, approval by the holders of a majority of the Shares of Common Stock of the Company present or represented by proxy (and entitled to vote) at a meeting of the Company’s stockholders.

b. Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Plan Approval. The Plan was adopted by the Board on November 29, 1993 and adopted by the stockholders of the Company in January 10, 1994. The Plan was subsequently amended and restated, as approved by the Company’s stockholders in May 1996. In June 1999, the Board adopted and approved an amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan, which amendment was approved by the Company’s stockholders. In July 2001, the Board adopted and approved an amendment and restatement of the Plan to amend various terms of the Plan in anticipation of the distribution of all (or substantially all) of the shares of capital stock of Ceva, Inc., a Delaware corporation and a wholly-owned subsidiary, held by the Company to the stockholders of the Company. In April 2002, the Board adopted and approved an amendment and restatement of the Plan to increase the number of shares of common stock reserved for issuance under the Plan and the term of the Plan, which amendments were approved by the Company’s stockholders. In November 2002, the Board adopted and approved an amendment and restatement of the Plan to include an appendix to the Plan designed to comply with changes in Israeli tax law effective January 1, 2003, which amendment did not require approval by the Company’s stockholders. Subject to stockholder approval, the Board further adopted and approved in January 2003 an amendment and restatement of the Plan to (a) increase the number of shares of Common Stock reserved for issuance under the Plan, (b) increase the number of shares subject to each First Option, Subsequent Option and Committee Option (which increases shall be effective on a prospective basis) and (c) amend certain other administrative terms of the Plan. In March 2003, the Board adopted and approved an amendment and restatement of the Plan to amend the appendix to the Plan in order to comply with further changes in Israeli tax law which amendment did not require approval by the Company’s stockholders. In May 2004, the Board adopted and approved an amendment and restatement of the Plan to decrease the number of shares subject to each First Option, Subsequent Option and Committee Option on a prospective basis, which amendment did not require approval by the Company’s stockholders.

DSP GROUP, INC. 1993 DIRECTOR STOCK OPTION PLAN

APPENDIX A - ISRAEL

1.	GENERAL

1.1	This appendix (the “Appendix”) shall apply only to Grantees who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 1993 Director Stock Option Plan (hereinafter: the “Plan”), which applies to the issuance of options to purchase Common Stock of DSP Group Inc. (hereinafter: the “Company”).

1.2	This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3	This Appendix is to be read as a continuation of the Plan and only modifies Options granted to Israeli Grantees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Grantees.

1.4	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.5	Any capitalized term not specifically defined in this Appendix shall be construed according to the defined meaning given to it in the Plan.

2.	DEFINITIONS

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

2.3	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4	“Controlling Stockholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.5	“Director” means a member of the Board, but excluding any Controlling Stockholder.

2.6	“ITA” means the Israeli Tax Authorities.

2.7	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

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2.8	“Option” means an option to purchase one or more shares of Common Stock of the Company pursuant to the Plan.

2.9	“102 Option” means any Option granted to Directors pursuant to Section 102 of the Ordinance.

2.10	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

2.11	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.13	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS

3.1	The persons eligible for participation in the Plan as Grantees shall be Directors of the Company or of any Affiliate; provided, however, that (i) Directors who are not Controlling Stockholders may only be granted 102 Options; and (ii) Directors who are Controlling Stockholders may only be granted 3(i) Options.

3.2	The Company may designate Options granted to Directors pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3	The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5	No Approved 102 Options may be granted under this Appendix to any eligible Director, unless and until, the Company’s election of the type of Approved 102 Options as CGI or OIO granted to Directors (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first grant date of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

3.6	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

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3.7	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

3.8	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

4.	TRUSTEE

4.1	Approved 102 Options which shall be granted under this Appendix and/or any Common Stock allocated or issued upon exercise of such Approved 102 Options and/or other Common Stock received subsequently following any realization of rights, including bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Grantees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Common Stock allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Grantee ‘s tax liabilities arising from Approved 102 Options which were granted to him and/or any Common Stock allocated or issued upon exercise of such Options.

4.3	Upon receipt of Approved 102 Options, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Common Stock granted to him thereunder.

4.4	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

5.	THE OPTIONS

The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of Common Stock to which the Option relates, the type of Option granted thereunder (whether a CGI, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

6.	FAIR MARKET VALUE FOR TAX PURPOSES

Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s Common Stock is listed on any established stock exchange or a national market system or if the Company’s Common Stock will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair

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market value of the Common Stock at the date of grant shall be determined in accordance with the average value of the Company’s common stock on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF OPTIONS

Options shall be exercised in accordance with the provisions of Section 9 of the Plan and when applicable, in accordance with the requirements of Section 102.

8.	ASSIGNABILITY AND SALE OF OPTIONS

8.1	Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee’s rights to purchase Common Stock hereunder shall be exercisable only by the Grantee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2	As long as Options or Common Stock purchased pursuant to thereto are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Common Stock are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1	With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Award Agreement.

9.2	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Grantees.

10.	DIVIDEND

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.	TAX CONSEQUENCES

11.1

Any tax consequences arising from the grant or exercise of any Option, from the payment for Common Stock covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including

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withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any common stock certificate to an Grantee until all required payments have been fully made.

12.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

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